AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         dated as of January 28, 2000,

                                  by and among

                          VERMONT PURE HOLDINGS, LTD.

                                      and

                          VERMONT PURE SPRINGS, INC.,

                     jointly and severally, the Borrowers,

                        the Lenders referred to herein,

                                      and

                           FIRST UNION NATIONAL BANK,

                       as Lender and Administrative Agent

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I .....   DEFINITIONS .............................................    1
SECTION 1.1 ...   Definitions .............................................    1
SECTION 1.2 ...   General .................................................   15
SECTION 1.3 ...   Other Definitions and Provisions ........................   15

ARTICLE II ....   REVOLVING CREDIT FACILITY ...............................   15
SECTION 2.1 ...   Revolving Credit Loans ..................................   15
SECTION 2.2 ...   Procedure for Advances of Revolving Credit Loans ........   15
SECTION 2.3 ...   Repayment of Loans ......................................   16
SECTION 2.4 ...   Notes ...................................................   17
SECTION 2.5 ...   Permanent Reduction of the Aggregate Commitment .........   17
SECTION 2.6 ...   Termination of Credit Facility ..........................   18
SECTION 2.7 ...   Use of Proceeds .........................................   18

ARTICLE III ...   LETTER OF CREDIT FACILITY ...............................   18
SECTION 3.1 ...   L/C Commitment ..........................................   18
SECTION 3.2 ...   Procedure for Issuance of Letters of Credit .............   19
SECTION 3.3 ...   Commissions and Other Charges ...........................   19
SECTION 3.4 ...   L/C Participations ......................................   19
SECTION 3.5 ...   Reimbursement Obligation of the Borrowers ...............   20
SECTION 3.6 ...   Obligations Absolute ....................................   21
SECTION 3.7 ...   Effect of Application ...................................   22

ARTICLE IV ....   GENERAL LOAN PROVISIONS .................................   22
SECTION 4.1 ...   Interest ................................................   22
SECTION 4.2 ...   Notice and Manner of Conversion or Continuation of Loans    24
SECTION 4.3 ...   Fees ....................................................   25
SECTION 4.4 ...   Manner of Payment .......................................   25
SECTION 4.5 ...   Crediting of Payments and Proceeds ......................   26
SECTION 4.6 ...   Adjustments .............................................   26
SECTION 4.7 ...   Nature of Obligations of Lenders Regarding Extensions
                  of Credit; Assumption by the Administrative Agent .......   27
SECTION 4.8 ...   Changed Circumstances ...................................   27
SECTION 4.9 ...   Indemnity ...............................................   29
SECTION 4.10 ..   Capital Requirements ....................................   29
SECTION 4.11 ..   Taxes ...................................................   30
SECTION 4.12 ..   Security ................................................   31

ARTICLE V .....   CLOSING; CONDITIONS OF CLOSING AND BORROWING ............   31
SECTION 5.1 ...   Closing .................................................   32
SECTION 5.2 ...   Conditions to Closing and Initial Extensions of Credit ..   32

SECTION 5.3 ...   Conditions to All Extensions of Credit ..................   36

ARTICLE VI ....   REPRESENTATIONS AND WARRANTIES OF THE BORROWERS .........   37
SECTION 6.1 ...   Representations and Warranties ..........................   37
SECTION 6.2 ...   Survival of Representations and Warranties, Etc .........   44

ARTICLE VII ...   FINANCIAL INFORMATION AND NOTICES .......................   44
SECTION 7.1 ...   Financial Statements and Projections ....................   44
SECTION 7.2 ...   Officer's Compliance Certificate ........................   45
SECTION 7.3 ...   Accountants' Certificate ................................   45
SECTION 7.4 ...   Other Reports ...........................................   46
SECTION 7.5 ...   Notice of Litigation and Other Matters ..................   46
SECTION 7.6 ...   Accuracy of Information .................................   47

ARTICLE VIII ..   AFFIRMATIVE COVENANTS ...................................   47
SECTION 8.1 ...   Preservation of Corporate Existence and Related Matters .   47
SECTION 8.2 ...   Maintenance of Property .................................   48
SECTION 8.3 ...   Insurance ...............................................   48
SECTION 8.4 ...   Accounting Methods and Financial Records ................   48
SECTION 8.5 ...   Payment and Performance of Obligations ..................   48
SECTION 8.6 ...   Compliance With Laws and Approvals ......................   48
SECTION 8.7 ...   Environmental Laws ......................................   48
SECTION 8.8 ...   Compliance with ERISA ...................................   49
SECTION 8.9 ...   Compliance With Agreements ..............................   49
SECTION 8.10 ..   Conduct of Business .....................................   49
SECTION 8.11 ..   Visits and Inspections ..................................   49
SECTION 8.12 ..   Additional Subsidiaries .................................   50
SECTION 8.13 ..   Hedging Agreement .......................................   50
SECTION 8.15 ..   Further Assurances ......................................   50

ARTICLE IX ....   FINANCIAL COVENANTS .....................................   50
SECTION 9.1 ...   Leverage Ratio ..........................................   51
SECTION 9.2 ...   Fixed Charge Coverage Ratio .............................   51
SECTION 9.3 ...   Interest Coverage Ratio .................................   51
SECTION 9.4 ...   Minimum Net Worth .......................................   51

ARTICLE X .....   NEGATIVE COVENANTS ......................................   52
SECTION 10.1 ..   Limitations on Debt .....................................   52
SECTION 10.2 ..   Limitations on Guaranty Obligations .....................   52
SECTION 10.3 ..   Limitations on Liens ....................................   52
SECTION 10.4 ..   Limitations on Loans, Advances, Investments
                  and Acquisitions ........................................   53
SECTION 10.5 ..   Limitations on Mergers and Liquidation ..................   55
SECTION 10.6 ..   Limitations on Sale of Assets ...........................   56
SECTION 10.7 ..   Limitations on Dividends and Distributions ..............   56
SECTION 10.8 ..   Limitations on Exchange and Issuance of Capital Stock ...   56

SECTION 10.9 ..   Transactions with Affiliates ............................   56
SECTION 10.10 .   Certain Accounting Changes ..............................   57
SECTION 10.11 .   Amendments; Payments and Prepayments of Subordinated Debt   57
SECTION 10.12 .   Restrictive Agreements ..................................   57
SECTION 10.13 .   Capital Expenditures ....................................   57

ARTICLE XI ....   DEFAULT AND REMEDIES ....................................   57
SECTION 11.1 ..   Events of Default .......................................   57
SECTION 11.2 ..   Remedies ................................................   60
SECTION 11.3 ..   Default Remedies ........................................   60
SECTION 11.4 ..   Rights and Remedies Cumulative; Non-Waiver; etc .........   61

ARTICLE XII ...   THE ADMINISTRATIVE AGENT ................................   61
SECTION 12.1 ..   Appointment .............................................   61
SECTION 12.2 ..   Delegation of Duties ....................................   61
SECTION 12.3 ..   Exculpatory Provisions ..................................   62
SECTION 12.4 ..   Reliance by the Administrative Agent ....................   62
SECTION 12.5 ..   Notice of Default .......................................   62
SECTION 12.6 ..   Non-Reliance on the Administrative Agent and Other Lenders  63
SECTION 12.7 ..   Indemnification .........................................   63
SECTION 12.8 ..   The Administrative Agent in Its Individual Capacity .....   64
SECTION 12.9 ..   Resignation of the Administrative Agent: Successor
                  Administrative Agent ...............................        64

ARTICLE XIII ..   MISCELLANEOUS ...........................................   65
SECTION 13.1 ..   Notices .................................................   65
SECTION 13.2 ..   Expenses; Indemnity .....................................   66
SECTION 13.3 ..   Set-off .................................................   66
SECTION 13.4 ..   Governing Law ...........................................   67
SECTION 13.5 ..   Consent to Jurisdiction .................................   67
SECTION 13.6 ..   Binding Arbitration; Waiver of Jury Trial ...............   67
SECTION 13.7 ..   Reversal of Payments ....................................   68
SECTION 13.8 ..   Injunctive Relief, Punitive Damages .....................   69
SECTION 13.9 ..   Accounting Matters ......................................   69
SECTION 13.10 .   Successors and Assigns; Participations ..................   69
SECTION 13.11 .   Amendments, Waivers and Consents ........................   72
SECTION 13.12 .   Performance of Duties ...................................   72
SECTION 13.13 .   All Powers Coupled with Interest ........................   73
SECTION 13.14 .   Survival of Indemnities .................................   73
SECTION 13.15 .   Titles and Captions .....................................   73
SECTION 13.16 .   Severability of Provisions ..............................   73
SECTION 13.17 .   Counterparts ............................................   73
SECTION 13.18 .   Term of Agreement .......................................   73
SECTION 13.19 .   Inconsistencies with Other Documents; Independent
                  Effect of Covenants .....................................   73
SECTION 13.20 .   Amendment and Restatement ...............................   74

EXHIBITS

Exhibit A         -        Form of Revolving Credit Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Notice of Account Designation
Exhibit D         -        Form of Notice of Prepayment
Exhibit E         -        Form of Notice of Conversion/Continuation
Exhibit F         -        Form of Officer's Certificate
Exhibit G         -        Form of Assignment and Acceptance


SCHEDULES

Schedule 1        -        Lenders and Commitments
Schedule 6.1 (a)  -        Jurisdictions of Organization and Qualification
Schedule 6.l(b)   -        Subsidiaries and Capitalization
Schedule 6.1(i)   -        ERISA Plans
Schedule 6.1(1)   -        Material Contracts
Schedule 6.1(m)   -        Labor and Collective Bargaining Agreements
Schedule 6.1(t)   -        Debt and Guaranty Obligations
Schedule 6.1(u)   -        Litigation
Schedule 10.3     -        Existing Liens
Schedule 10.4     -        Existing Loans, Advances and Investments

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of the 28th day of January, 2000, by and among VERMONT PURE HOLDINGS, LTD., a Delaware business corporation, VERMONT PURE SPRINGS, INC., a Delaware business corporation, (herein, the foregoing shall be referred to collectively, jointly and severally as the "Borrowers"), the Lenders whose signatures appear on the signature pages hereto (the "Lenders"), and FIRST UNION NATIONAL BANK, a national bank ("First Union") as a Lender and as Administrative Agent for the Lenders

                                    RECITALS

     A. The Borrowers and First Union had previously entered into, and are currently parties to, that certain Loan and Security Agreement, dated as of April 8, 1998 (the "Original Agreement"), whereby First Union agreed to extend certain credit to the Borrowers, including a revolving working capital line of credit in the amount up to Three Million and 00/100 Dollars ($3,000,000.00) and a facility in the amount of up to Fifteen Million Dollars ($15,000,000) to finance the acquisition of certain types of assets and business operations by the Borrowers.

     B. The Borrowers desire to increase the amount of credit available to them under the Original Agreement, and to amend and restate the Original Agreement as provided herein, including consolidating the current working capital line of credit and acquisition facility for borrowing purposes.

     C. The Borrowers have applied to The Vermont Economic Development Authority for the issuance of certain industrial revenue bonds, the proceeds of which would be to finance a 38,000 square foot expansion of the existing manufacturing and warehouse facility of Borrowers located at Catamount Industrial Park on Route 66, Randolph, Vermont, as well as to facilitate the purchase and installation of equipment and bottling lines at such location (the "Bond Transaction"). It is anticipated that, under the Revolving Credit Facility provided for in this Credit Agreement, a direct pay letter of credit in the approximate amount of Four Million Three Hundred Thousand and 00/100 Dollars ($4,300,000.00) will be issued by the Administrative Agent, on behalf of the Lenders, in connection with such Bond Transaction.

     D. First Union and the other Lenders hereto, desire to enter into this Amended and Restated Credit Agreement, on the terms and conditions provided herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

    "Acquisition" means the purchase by the Borrowers of all or a portion of the assets, stock or other equity interests of any Person.

     "Acquisition Documents" means in connection with any Permitted Acquisition, any asset purchase agreement or similar agreement, and all other documents entered into or delivered in connection with any Permitted Acquisition.

     "Adjusted Cash Flow" means, for the seller in any Permitted Acquisition, Cash Flow plus all non-recurring seller's salaries, bonuses, withdrawals and other non-recurring expenses.

     "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

     "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of their Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

     "Agreement" means this Amended and Restated Credit Agreement, as the same may, from time to time, be amended, restated or otherwise modified.

     "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

     "Application" means an application submitted by the Borrowers in the form specified by the Issuing Lender, from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "Assignment  and  Acceptance"  shall have the meaning  assigned  thereto in
Section 13.10.

     "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

     "Bond Transaction" shall have the meaning given to that term in the Recitals.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate, and (b) the Federal Funds Rate plus 1/2 of 1%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate, as provided in Section 4.1.

     "Borrowers" means, unless the context requires otherwise, collectively, jointly and severally, Vermont Pure Holdings, Ltd., and Vermont Pure Springs, Inc., together with their permitted successors and assigns, including any trustees or receivers in any bankruptcy proceedings.

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day other than a Saturday, Sunday, legal holiday, or day on which banks and lending institutions in Charlotte, North Carolina or New York, New York are authorized or directed by governmental or executive order to close for business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Asset" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

     "Capital Expenditures" means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including assets acquired pursuant to any Capital Lease.

     "Capital Lease" means any lease for property, real, personal or mixed, under which such Person is the lessee and which, in accordance with GAAP, such Lease is or should be capitalized on the books of such Person.

     "Cash Flow" means, for the applicable  immediately  preceding  rolling four
(4) quarters, the sum of the following, determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries: (a) net income for the applicable immediately preceding period, plus (b) the sum of (i) Interest Expense, (ii) depreciation and amortization, and (iii) provision for income tax expenses, in all of the foregoing cases without adjustment for extraordinary gains or losses.

     "Change of Control" means the occurrence of an event such that, or the entering into an agreement whereby, any Person or two or more Persons acting in concert shall have (i) acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 49% of the fully diluted common stock of the Borrowers, or (ii) acquired voting control of the fully diluted common stock of the Borrowers or of the board of directors.

     "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion; provided, however, in no event shall the Closing Date be later than January 31, 2000.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended, supplemented or otherwise modified from time to time.

     "Collateral" means all property and assets of the Borrowers which are now or hereafter pledged to the Administrative Agent, for the ratable benefit of the Lenders as security for the payment and performance of the Obligations, pursuant to any Security Document.

     "Collateral Assignments" means those certain collateral assignment agreements previously executed in favor of First Union, as amended by those certain modification agreements executed of even date herewith, whereby the Borrowers pledge (and confirm their prior pledge of) to the Administrative Agent, for the ratable benefit of Administrative Agent (in its individual capacity as a Lender) and the other Lenders, as security for the Obligations, the Borrowers' respective interests in all of their water and mineral rights, contracts, licenses, trademarks, trade names, leaseholds, general intangibles, intellectual property, landlord waivers, estoppel agreements, and non-disturbance agreements, as any of the foregoing may from time to time be amended, restated or modified.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1 hereto, as the same obligations and commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Commitment  Percentage"  means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

     "Current Maturities" means such portion of Funded Debt which was paid pursuant to a contractual obligation to so pay such debt over the most recent rolling four (4) quarters.

     "Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following, calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business, (c) all obligations of any such Person as lessee under Capital Leases, (d) all debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person, and (h) all obligations incurred by any such Person pursuant to Hedging Agreements.

     "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Default Rate" means a rate of interest equal to the Base Rate plus three percent (3%) per annum. "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "Eligible Assignee" means, with respect to any assignment 'of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger, operation of law, or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing, as an Eligible Assignee by the Borrowers and the Administrative Agent; provided, further, all such entities shall comply, or shall have complied, with the provisions of
Section 13.10 herein.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrowers or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

    "ERISA Affiliate" means any Person who together with the Borrowers is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section  4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City. "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, plus (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Philadelphia time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First  Union"  means  First  Union  National  Bank,  a  national   banking
association, and its predecessors (including CoreStates Bank, N.A.), successors and assigns.

     "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on October 31 of each year.

     "Fixed Charges" means the sum of: (a) Interest Expense paid in cash, (b) Current Maturities, and (c) income taxes paid in cash.

     "Fixed  Charge   Coverage"   means  the  ratio  of:  (a)  Cash  Flow  minus
non-financed Capital Expenditures to (b) Fixed Charges, as calculated on a rolling four (4) quarter basis.

     "Funded Debt" means, on a consolidated basis and without  duplication:

     (a) All items which should in conformity with GAAP be classified as indebtedness for borrowed money and as such should be included on the balance sheet of Borrowers, including without limitation, (i) obligations under the Revolving Credit Notes, (ii) indebtedness, obligations and liabilities for borrowed money or for the deferred purchase price of property, (iii) Capital Leases, (iv) all indebtedness, obligations and liabilities secured by any lien, mortgage, charge, encumbrance or security interest on any property owned by Borrowers even though it has not assumed or otherwise become liable for the payment thereof; and (v) Permitted seller Notes; but excluding Subordinated Debt.

     (b) All guarantees (whether by discount or otherwise), endorsements (other than for collection or deposit in the ordinary course of Borrowers' business) and other contingent obligations of Borrowers in respect of, or to purchase or otherwise acquire or become liable upon, indebtedness, obligations or liabilities of others, including without limitation, surety bonds;

     (c) All obligations or liabilities of Borrowers under or pursuant to any letter of credit, surety Bonds or similar obligations.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed or become surety for any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation for the payment thereof, or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of Borrowers' business.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental

Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrowers, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Intangibles" means as of the date of any determination thereof the total amount of goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" of the Borrowers determined in accordance with GAAP.

     "Interest Coverage" means the ratio of: (a) the Borrowers' Cash Flow to (b) the Borrowers' Interest Expense, calculated on a rolling four (4) quarter basis.

     "Interest Expense" means interest expense paid in cash on account of Funded Debt.

     "Interest  Period"  shall  have the  meaning  assigned  thereto  in Section
4.1(b).

     "Investment" means any loan or advance to, or purchase or acquisition of the securities or obligations of, any Person or the assumption of any liability of another Person which, in each case, did not arise from sales to such Person in the ordinary course of business.

     "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

     "L/C Commitment" means the lesser of (a) Five Million  and  00/100  Dollars
($5,000,000.00)   and  (b)  the  Aggregate Commitment.

     "L/C Facility" means the letter of credit facility  established pursuant to
Article III hereof.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then issued and outstanding Letters of Credit (including all Obligations owing in connection with any Letter of Credit issued in connection with the Bond Transaction) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

     "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans. "Letter(s) of Credit" shall have the meaning assigned thereto in Section 3.1.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan as indicated on Borrowers' Notice of Borrowing.

     "LIBOR Rate" means an interest rate per annum equal to LIBOR plus the Applicable Margin.

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loans" means the collective reference to the Revolving Credit Loans and "Loan" means any of such Loans.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), the Security Documents, the Surety Agreements, all agreements, documents and instruments executed with and delivered to any Lender in connection with the Bond Transaction, and each other financing statement, stock power, document, instrument, certificate and agreement executed and delivered by the Borrowers, their Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

     "Material Adverse Effect" means, with respect to the Borrowers or any of their Subsidiaries, a material adverse effect on the properties, assets, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents or Material Contracts to which it is a party.

     "Material Contract" means (a) any contract or other agreement, written or oral, of the Borrowers or any of their Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $250,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrowers or any of their Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Mortgage"  means  that  certain  Mortgage  Deed,  Security  Agreement  and
Financing Statement Agreement of even date executed in favor of the Administrative Agent, for the ratable benefit of Administrative Agent (in its individual capacity as a Lender) and the other Lenders, pursuant to which Vermont Pure Springs, Inc. grants a security interest and mortgage upon all of its respective real property, subject only to permitted liens consented to by and disclosed to Administrative Agent, as of such mortgage may, from time to
time,  be  amended,   restated  or  modified.

     "Multiemployer Plan" means a "'multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrowers or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "Net Worth" means, at any time, the total net worth of the Borrowers, determined on a consolidated basis, without duplications, minus: (i) all loans and advances to shareholders and (ii) guarantees of indebtedness of shareholders,  all as  determined  in  accordance  with GAAP.

     "Notes" means the collective reference to the Revolving Credit Notes and "Note" means any of such Notes.

     "Notice of Account  Designation" shall have the meaning assigned thereto in
Section 2.3(b).

     "Notice of Borrowing" shall have the meaning, assigned thereto in Section 2.2(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

     "Notice of Prepayment" shall have the meaning assigned thereto in Section 2.3(c).

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing, after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrowers to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), (d) any payment and other obligations owing by the Borrowers to any Lender or the Administrative Agent pursuant to the Bond Transaction, and (e) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

     "Original Agreement" shall have the meaning given to that term in the Recitals.

     "Other Taxes" shall have the meaning  assigned  thereto in Section 4.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrowers or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any of their current or former ERISA Affiliates.

     "Permitted Acquisition" shall have the meaning assigned thereto in Section 10.4.

     "Permitted Assumed Liabilities" means bottle deposit liabilities, Capital Leases for vehicles and equipment, obligations for rent under operating leases, and Permitted seller Debt.

     "Permitted Seller Notes" means notes issued to sellers in connection with any Permitted Acquisition, and issued in accordance to the conditions thereof, which notes shall be unsecured and subordinated in right of payment to the Borrowers' Obligations hereunder, with all of the foregoing to be in form and substance satisfactory to each of the Lenders. Despite the subordination provisions, Permitted Seller Notes shall be deemed to constitute Funded Debt, not Subordinated Debt, for covenant calculation purposes.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its Prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be First Union's lowest or best rate charged to its customers or other banks.

     "Purchase Price" means the aggregate amount of cash paid, Permitted Assumed Liabilities assumed, and Permitted Seller Notes and common stock issued, in connection with the Borrowers' undertaking any Permitted Acquisition.

     "Register"  shall have the meaning  assigned  thereto in Section  13.10(d).

     "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Required Lenders" means, at any date, any combination of Lenders who collectively hold at least sixty-seven percent (67%) of the aggregate unpaid principal amount of the Notes and any L/C Obligations, or if there are no L/C Obligations, and if no amounts are outstanding under the Notes, then the term "Required Lenders" means any combination of Lenders whose Commitment Percentages aggregate at least sixty-seven percent (67%).

     "Responsible Officer" means any of the following: the chief executive officer, chief operating officer, chief financial officer, president, or the chairman of the Borrowers or any other officer of the Borrowers reasonably acceptable to the Administrative Agent.

     "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof, and shall include the Revolving Credit Loans.

     "Revolving Credit Loans" means, for any Lender, any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

     "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

     "Security Agreements" means those certain security agreements previously executed in favor of First Union, as amended and restated by those certain amended and restated security agreements of even date herewith by the Borrowers and the Sureties in favor of the Administrative Agent, for the ratable benefit of the Lenders, whereby the Borrowers and the Sureties pledge to and grant (and confirm their prior pledge and grant) to the Administrative Agent a lien against and security interest in all tangible and intangible assets of the Borrowers and the Sureties, including without limitation, all now owned or hereafter acquired inventory, equipment, deposit accounts, investment property, general intangibles, accounts receivable, contract rights (including water and mineral rights) and other personal property of the Borrowers and the Sureties, as any of the foregoing may from time to time be amended, restated or modified. The Security Agreements also includes that certain Security Agreement dated of even date wit this Agreement executed and delivered in favor of the Administrative Agent, for the ratable benefit of the Lenders, whereby Adirondack Coffee Service, Inc. grants to the Administrative Agent a lien against and security interest in all of its tangible and intangible assets including without limitation, all now owned or hereafter acquired inventory, equipment, deposit accounts, investment property, general intangibles, accounts receivable, contract rights (including water and mineral rights) and all other personal property of Adirondack Coffee Service, Inc., as the foregoing Security Agreement may from time to time be amended, restated or modified.

     "Security Documents" means the collective reference to the Mortgage, the Security Agreements, the Stock Pledge Agreements, the Collateral Assignments, and each other agreement or writing pursuant to which the Borrowers , the Sureties or any Subsidiary thereof purports to pledge or grant to Administrative Agent or any of the Lenders a security interest in any property or assets securing the Obligations, or any such Person purports to guaranty the payment and/or performance of the Obligations to the Lender.

     "Solvent" means, as to the Borrowers and their Subsidiaries, on a particular date, any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Stock Pledge Agreements" means those certain stock pledge agreements previously executed in favor of First Union, as amended by those certain amendment agreements of even date, by the Borrowers in favor of Administrative Agent, for the ratable benefit of Administrative Agent (in its individual capacity as a Lender) and the other Lenders, together with all necessary stock powers, duly executed in blank, as any of the foregoing may from time to time be amended, restated or modified. The Stock Pledge Agreements also includes that certain Stock Pledge Agreement of even date, and related irrevocable stock power, executed and delivered by Vermont Pure Springs, Inc. in favor of the Administrative Agent, for the ratable benefit of the Lenders, granting a first priority security interest in and lien on all of the issued and outstanding shares of stock of Adirondack Coffee Service, Inc.

     "Subordinated Debt" means indebtedness for borrowed money issued to a Person other than a seller in a Permitted Acquisition which is unsecured and subordinated in right of payment to the Borrowers' Obligations hereunder, with all of the foregoing to be in form and substance satisfactory to the Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

     "Sureties" means, unless the context requires otherwise, collectively, jointly and severally, Excelsior Springs Water Company, Inc., a New York business corporation, A.M. Fridays, Inc., a New Hampshire business corporation, and Adirondack Coffee Service, Inc., a New York corporation, together with their permitted successors and assigns, including any trustee or receiver in any
bankruptcy   proceedings.

     "Surety Agreements" means those certain surety agreements previously executed in favor of First Union, as amended and restated by those certain amended and restated guaranty agreements of even date herewith by the Sureties in favor of the Administrative Agent, for the ratable benefit of the Lenders, whereby the Sureties agree to act as unlimited sureties for the repayment, finally and in full, of all of the Obligations, as any of the foregoing may be from time to time amended, restated or modified. The Surety Agreement also means that certain guaranty agreement of even date herewith executed by Adirondack Coffee Service, Inc. in favor of the Administrative Agent, the ratable benefit of the Lenders, whereby Adirondack Coffee Service, Inc. agrees to act as unlimited surety for the repayment, finally and in full, of all of the Obligations, as this document may from time to time be amended, restated or modified.

     "Taxes" shall have the meaning  assigned  thereto in Section 4.11(a).

     "Termination  Date"  has the  meaning  given to that term in  Section  2.6.

     "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrowers or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition whic results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

     "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania, or, as the context requires, the Uniform Commercial Code in effect in each state where the Collateral may at any time be located, or where Administrative Agent may need to take action to protect the Lenders' interest in the Collateral, as any of the foregoing may be amended, restated or otherwise modified.

     "United States" means the United States of America.

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrowers and/or one or more of its Wholly-Owned Subsidiaries.

     SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Philadelphia time" shall refer to the applicable time of day in Philadelphia, Pennsylvania.

     SECTION 1.3 Other Definitions and Provisions.

     (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.



     SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date through the Termination Date as requested by the Borrowers in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding L/C Obligations; and (b) the principal amount of the outstanding Revolving Credit Loans (after giving effect to any amount requested) from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment less such Lender's Commitment Percentage of outstanding L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to the amount that such Lender's Commitment Percentage bears to the aggregate principal amount of the Revolving Credit Loan requested by the Borrowers on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date.

     SECTION 2.2 Procedure for Advances of Revolving  Credit Loans.

     (a) Requests for Borrowing. The Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B

(a "Notice of Borrowing") not later than 11:00 a.m. (Philadelphia time): (i) on the same Business Day of the proposed advance, if the Loan is to bear interest at the Base Rate; and (ii) at least three (3) Business Days before the day of the proposed advance, if the Loan is to bear interest at the LIBOR Rate, in either case specifying (A) the date of such borrowing, which shall be a Business Day and shall conform to the time requirements listed above, (B) the amount of such borrowing, which (x) if the advance is to accrue interest at the LIBOR Rate, shall be in a minimum amount of $250,000, and multiple integrals of $250,000 thereof, or (y) if the advance is to accrue interest at the Base Rate, shall be in a minimum amount of $250,000, and multiple integrals of $250,000; and (C) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Philadelphia time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

     (b) Disbursement of Revolving Credit Loans. Not later than 2:00 p.m. (Philadelphia time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, at the office of the Administrative Agent, for the account of the Borrowers, and in funds immediately available, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice delivered by the Borrowers to the Administrative Agent, each such notice shall be substantially in the form of Exhibit C hereto (a "Notice of Account Designation") or as otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

     SECTION 2.3 Repayment of Loans.

     (a) Repayment on Termination Date. On the Termination Date, the Borrowers shall repay: (i) the outstanding principal amount of all Revolving Credit Loans,
(ii) all accrued but unpaid interest thereon, and (iii) all accrued but unpaid costs, fees and expenses owing by the Borrowers to the Lenders or the Administrative Agent under this Agreement. Additionally, the Borrowers shall make such payments, or provide such cash collateral, as may be required pursuant to this Agreement with respect to the L/C Obligations.

     (b) Mandatory Repayment of Excess Loans. If at any time (i) the outstanding principal amount of all Loans exceeds (ii) the sum of (A) Aggregate Commitment minus (B) all outstanding L/C Obligations, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, in immediately available funds, or shall furnish Administrative Agent with cash collateral reasonably satisfactory to Administrative Agent, the amount of such excess, and each such repayment shall be applied by Administrative Agent first to the principal amount of outstanding L/C Obligations, and second to the principal amount of outstanding Revolving Credit Loans. Such cash collateral shall be applied in accordance with Section 11.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Article IV hereof.

     (c) Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon (i) at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans, and (ii) one (1) Business Day irrevocable notice with respect to Base Rate Loans (each such notice shall be substantially in the form of Exhibit D attached hereto) (each, a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the terms and conditions regarding prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $250,000 or a whole multiple of $250,000 in excess thereo with respect to Base Rate Loans and $250,000 or a whole multiple of $250,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Article IV hereof.

     (d) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Article IV hereof.

     SECTION 2.4 Notes.

     Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     SECTION 2.5 Permanent Reduction of the Aggregate Commitment.

     (a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days' prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty (except for those costs and fees enumerated in Article IV hereof with respect to LIBOR Rate Loans), (i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $500,000 or any whole multiple of $500,000 in excess thereof.

     (b) Conditions. Each permanent reduction permitted pursuant to this Section
2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced, and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding L/C Obligations, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, together with an amount equal to all outstanding draws under all Letters of Credit, which have not been reimbursed pursuant to Section 3.5 herein. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations, together with an amount equal to all outstanding draws under al Letters of Credit, which have not been reimbursed pursuant to Section 3.5 herein) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Article IV hereof.

     SECTION 2.6 Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) January 31, 2005; (b) the date of termination by the Borrowers pursuant to Section 2.6(a); (c) the occurrence of an event in
Section 11.1(j) or (k); or (d) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a) (the "Termination Date").

     SECTION 2.7 Use of Proceeds. The Borrowers shall use the proceeds hereunder solely to finance Permitted Acquisitions, (b) for Letter of Credit issuance (up to the L/C Commitment), (c) for Capital Expenditures, and (d) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions described herein.



     SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in
Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance: (a) the L/C Obligations would exceed the L/C Commitment, or (b) the L/C Obligations, together with the outstanding principal amount of all Revolving Credit Loans, would exceed the Aggregate Commitment (as the same may, from time to time, be reduced pursuant to Section 2.6 herein); or (c) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall
(i) be denominated in Dollars in a minimum amount of $75,000, (ii) be standby or direct pay letter of credit issued to support obligations of the Borrowers or any of their Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, including, without limitation, any letter of credit issued in connection with the Bond Transaction, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than one (1) year from the date of issuance as to any standby letter of credit, or, if earlier, the Termination Date (unless otherwise agreed by the Administrative Agent), and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, together with such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to
Section 3.1 and the terms and conditions herein, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed upon by the Issuing Lender and the Borrowers. The Issuing Lender shall promptly furnish to the Borrowers a copy of such Letter of Credit and promptly notify each Lender of the issuance, and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit together with notification of the amount of such Lender's L/C Participation therein.

     SECTION 3.3 Commissions  and Other Charges.

     (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued, in an amount equal to applicable percentage set forth in the definition of Applicable Margin multiplied by the face amount of any Letter of Credit issued; provided, however, that the fee for any Letter of Credit issued in connection with Bond Transaction shall be one and seven eighths percent (1.875%) per annum . The determination of which fee multiple to be used at any time shall be determined in accordance with the chart and relevant provisions of Section 4.1 herein. Such commission shall be payable on the date the respective Letter of Credit is issued.

     (b) In addition to the foregoing commission, the Borrowers shall pay the Administrative Agent an issuance fee equal to one-eighth of one percent (.125%) of the face amount of each Letter of Credit, plus other applicable standard issuance costs and expenses, payable on the date the respective Letter of Credit is issued. These fees shall inure solely to the benefit of the Issuing Lender.

     (c) The Administrative Agent shall, promptly following its receipt thereof, and except as provided in Section 3.3(b) hereof, distribute to the Issuing Lender and the L/C Participants all commissions and fees received by the Administrative Agent in accordance with their respective Commitment Percentages.


     SECTION 3.4 L/C  Participations.

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest in the rights and obligations in each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder, equal to such L/C Participant's Commitment Percentage. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender, upon demand from the Issuing Lender and at the Issuing Lender's address for notices specified herein, an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on or before the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such unpaid amount, the product of (i) such unpaid amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due until the date on which such payment is immediately available to the Issuing Lender, times (iii) the product of the number of days that elapse during such period divided by 360. A certificate of the Issuing Lender with respect to any amounts owing under this
Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Philadelphia time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m.
(Philadelphia time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant such L/C Participant's Commitment Percentage of such payment in accordance with this
Section 3.4 and the Issuing Lender thereafter receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share of such payment received (based upon the ratio that such L/C Participant's Commitment Percentage bears to the amount received by Issuing Lender); provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the amount thereof previously received.

     SECTION 3.5 Reimbursement Obligation of the Borrowers. In the event of any drawing under any Letter of Credit, the Borrowers agree to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrowers shall immediately notify the Issuing Lender that the Borrowers intend to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) an amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in
Section 2.3(a) or Article VI. If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment is full.

     SECTION 3.6 Obligations  Absolute.  The Borrowers'  obligations  under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of Borrowers against any beneficiary of such Letter of Credit or any suc transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender' s gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 4.1       Interest.
     (a) Interest Rate Options. Subject to the provisions of this Section 4.1 and Section 3.5 and provided no Event of Default has occurred and is continuing, at the election of the Borrowers, the aggregate principal balance of (i) the Revolving Credit Notes or any portion thereof shall bear interest at (A) the Base Rate; or (B) LIBOR plus the Applicable Margin as set forth in Section 4.1(c); provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrowers shall select the rate of interest (either the Base Rate or the LIBOR Rate) and Interest Period, if applicable, for each Loan at the time a Notice of Borrowing is given pursuant to
Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan," and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b) Interest Periods/LIBOR Loans. In connection with each LIBOR Rate Loan, the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months with respect to each LIBOR Rate Loan; provided that

               (i) the Interest Period shall commence on the date of the advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if the application of this rule would cause the Interest Period to extend into the next succeeding calendar month, the Interest Period affected by this rule shall expire on the next preceding Business Day;

               (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

               (iv) no Interest Period shall extend beyond the Termination Date; and

               (v) there shall be no more than four (4) Interest Periods outstanding at any time.

     (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be determined according to the below referenced formula, which formula is based upon the ratio of Funded Debt to Cash Flow, calculated (i) on the Closing Date, by reference to the most recent Financial Statements presented by the Borrowers to the Administrative Agent; and (ii) for each consecutive fiscal quarter thereafter, by reference to quarterly Financial Statements and Officer's Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Sections 7.1(a) and 7.1(c) herein. The formula shall be as follows:

Ratio of Funded     Applicable Margin                              Unused
Debt to Cash Flow   for LIBOR Loans     Letter of Credit Fee   Commitment Fee

< 2.0 x             150 basis points     150 basis points      12.5 basis points
                    per annum                                  per annum
> 2.0 x < 3.0 x     200 basis points     200 basis points      25.0 basis points
                    per annum                                  per annum

                    per annum                                  per annum


Administrative Agent on the first (1st) Business Day of the first (1st) month following receipt by the Administrative Agent of the quarterly financial statements for the Borrowers and their Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the ratio of Funded Debt to Cash Flow of the Borrowers and their Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by
Section 7.2(c) hereof, the Applicable Margin, Letter of Credit Fee, and Unused Commitment Fee shall be the highest margin set forth above until the delivery of such financial statements and certificate.

     (d) Default Rate. Subject to Section 11.2, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default (provided, however, upon the occurrence of an Event of Default in Sections 11.1(j) or 11.1(k) herein, all Obligations hereunder shall immediately convert to and bear interest at the Default Rate), all outstanding Loans shall bear interest at a rate per annum equal to the Default Rate, and Borrowers shall be responsible for all "breakage" costs, fees and expenses as provided for in Article IV herein with respect to LIBOR Rate Loans automatically converted pursuant to this Section. Interest shall continue to accrue on the Notes and the outstanding but unreimbursed draws under the Letters of Credit, after the filing, by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the first day of each calendar month. Interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes or Obligations charged or collected by the Administrative Agent or the Lenders pursuant to the terms of this Agreement or pursuant to any of the Notes or Letters of Credit exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers no pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers
under   Applicable  Law.

     SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to: (a) convert at any time, following the third Business Day after the Closing Date, all or any portion of its outstanding Base Rate Loans in a principal amount equal to $250,000 or any whole multiple of $250,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $250,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Philadelphia time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective. Each Notice of Continuation/Conversation shall specify: (A) whether the Loans are to be continued at or converted to the LIBOR Rate or the Base Rate, and in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued (provided the same is in the aggregate amounts required hereunder), and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. Failure to otherwise comply with the terms and conditions of this section shall result in the conclusive presumption that the

Borrowers have selected the Base Rate at the end of any Interest Period. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

SECTION 4.3 Fees.

     (a) Unused Commitment Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the rate established in Section 4.1(c) herein, based upon the ratio of Borrowers' Funded Debt to Cash Flow, which fee shall be calculated based upon the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each quarter during the term of this Agreement, commencing March 31, 2000, and again on the Termination Date. Such unused commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with each Lenders' respective Commitment Percentages.

     (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for syndicating and administrating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for Administrative Agent's account, an annual fee in the amount of Fifteen Thousand and no/100 Dollars ($15,000), payable on the date hereof, and on the first day of each consecutive December thereafter for the duration of this Agreement.

     (c) Letter of Credit Fee. Upon the issuance of any Letter of Credit, and again upon the renewal of any Letter of Credit, the Borrowers shall pay to the Administrative Agent, those Letter of Credit Fees described in Section 3.3 herein.

     (d) Closing Fee. In order to compensate the Lenders for their willingness to extend credit to the Borrowers hereunder, and in consideration of the Lenders' standing ready to extend credit hereunder, the Borrowers shall pay the Administrative Agent, for the account of the Lenders based upon the Lenders' Commitment Percentage, a closing fee equal to Sixty-Two Thousand Five Hundred and no/100 Dollars ($62,500). The fee shall be paid on the Closing Date, and shall be deemed unconditionally earned upon the execution of this Agreement, regardless of whether or not any credit is subsequently extended, or Letters of Credit issued, by the Lenders by and on behalf of the Borrowers.

     SECTION 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Philadelphia time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Philadelphia time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Philadelphia time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment by the Borrowers to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent, and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or l3.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations, and all net proceeds from the enforcement of the Obligations shall be applied by Administrative Agent first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable hereunder, then to all other fees and commissions then due and payable hereunder, then to accrued and unpaid interest on the Notes and Reimbursement
Obligations, then to any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder) (pro rata in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligation outstanding (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding.

     SECTION 4.6 Adjustments. If, subsequent to an Event of Default, any Lender (a "Benefitted Lender") shall at any time: (a) receive any payment of all or part of the Obligations owing to it, or interest thereon (outside of payments tendered by the Administrative Agent to such Lender); or (b) receive any collateral in respect of the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender (except for permitted discrepancies based upon the Lender's Commitment Percentage), if any, in respect of the Obligations owing to such other Lender, or interest thereon; such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, except for permitted discrepancies based upon each Lender's Commitment Percentage; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits shall be returned by the other Lenders to such Benefited Lender to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment

(including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. All of the foregoing is expressly subject to the terms and conditions herein regarding limitations on remedies, and enforcement thereof by the Lenders, Required Lenders and Administrative Agent. If any Lender shall at any time prior to an Event of Default receive any payment of money or collateral, from a party other than the Administrative Agent, such Lender shall promptly notify Administrative Agent of such receipt, and forthwith deliver such collateral or monies to the Administrative Agent for the account of the Lenders.

     SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made and will make such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender shall make such amount available to Administrative Agent, on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender to Administrative Agent in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times
(c) the product of (i) the number of days that elapsed from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent, divided by (ii) 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. The above notwithstanding, if such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent from the Borrowers on demand, together with interest thereon at the rate per annum applicable to Base Rate Loans hereunder. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve such Lender or any other Lender of their respective obligations hereunder to make their Commitment Percentages of such Loan available on the borrowing date. No Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 4.8 Changed Circumstances.

     (a) Circumstances Affecting LIBOR Rate Availability. If, with respect to any Interest Period, the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest

Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall: (i) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, o the last day of the then current Interest Period applicable to such LIBOR Rate Loan, or (ii) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, there shall occur the introduction of, or any change in, any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or should there occur any change in the compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, the effect of which makes it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, and until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c) Increased Costs. If, after the date hereof, there shall occur the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or should the compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

          (i) subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application, or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business, or where such Lending Office is located); or

          (ii) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve

System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation from the Borrowers therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incu no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.9 Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment (whether mandatory or permissive) or conversion of any LIBOR Rate Loan (whether mandatory or permissive) on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction in return. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 4.11 Taxes.

     (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized, or is or should be qualified to do business, or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable by Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

     (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof, or any applicable foreign jurisdiction, which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) Indemnity. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made by Borrowers within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Evidence of Payment. Within thirty (30) days after the date of any payment by Borrowers of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on o before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 4.12 Security. The Obligations of the Borrowers shall be secured as provided in the Security Documents.

     SECTION 5.1 Closing. The closing shall take place at the offices of Stradley, Ronon, Stevens & Young, L.L.P., commencing at 2:00 p.m. on January 27, 2000, or on such other date as the parties hereto shall mutually agree.

     SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter(s) of Credit is subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes, the Security Documents and other Loan Documents shall be in a form and substance satisfactory to Administrative Agent, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect, no Default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

     (b) Closing Certificates;  etc.

          (i) Officers' Certificate of the Borrowers. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

          (ii) Certificate of Secretary of the Borrowers and Sureties. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrowers and the Sureties certifying as to the incumbency and genuineness of the signature of each officer of the Borrowers and the Sureties executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrowers and the Sureties and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in the Borrowers' and the Sureties jurisdiction(s) of incorporation, (B) the bylaws of the Borrowers and the Sureties as in effect on the date of such certifications,
(C) resolutions duly adopted by the Board of Directors of the Borrowers and the Sureties authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to
Section  5.2(b)(iii).

               (iii) Certificates of Good Standing. To the extent requested by the Administrative Agent, the Administrative Agent shall have received long form certificates as of a recent date of the good standing of the Borrowers and the Sureties under the laws of Borrowers' and the Sureties' jurisdiction of organization and each other jurisdiction where the Borrowers and the Sureties are qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

               (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers and the Sureties addressed to the Administrative Agent and the Lenders with respect to the Borrowers and the Sureties, the Loan Documents and such other matters as the Lenders shall request.

               (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof, if any.

          (c) Collateral.

               (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral described in the Security Documents shall have been received by the Administrative Agent, and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests shall constitute valid and perfected Liens thereon, subject only to Liens previously disclosed in writing to Administrative Agent
and   approved  by   Administrative   Agent.

               (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Stock Pledge Agreements, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof; (B) copies of all relevant contracts, licenses, leases, and agreements assigned to Administrative Agent for the benefit of the Lenders, pursuant to the Collateral Assignment; and (C) each original promissory note pledged to Administrative Agent, for the benefit of the
Lenders,   pursuant  to  the  Security   Documents.

               (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrowers and the Sureties (and, if applicable, the Subsidiaries) under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state or jurisdiction therein in which any of Borrowers' and the Sureties assets are located, or where Borrowers and the Sureties conduct any of their respective business or operations, or where any of the Borrowers and the Sureties are incorporated or authorized to do business, indicating among other things that the Collateral is free and clear of any Lien except for Liens permitted hereunder.

               (iv) Hazard and Liability Insurance. The Administrative Agent shall have received (i) a report from the Borrowers' independent insurance consultant, in form and substance reasonably satisfactory to the Administrative Agent, stating that insurance satisfying the requirements of the Loan Documents is in effect and (ii) received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies, in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (iii) certificates for all such policies of insurance, showing Administrative Agent as loss payee, without contribution by Administrative Agent, which certificates shall provide that no modification, amendment, termination or cancellation of said policies shall be effective unless
Administrative Agent has been given thirty (30) days' prior written notice thereof.

               (v) Title Insurance. The Administrative Agent shall have received a marked-up commitment for a policy of title insurance from a title insurance company acceptable to the Administrative Agent, insuring Lenders' first priority Liens, and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable, and/or Liens disclosed in writing to Administrative Agent prior to the date hereof, and for which the Administrative Agent has given its prior written consent to the existence of such Liens. The final title insurance policy shall be delivered within thirty (30) days after the Closing Date. Further, the Borrowers agree to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

               (vi) Title Exceptions. The Administrative Agent shall have received copies of all recorded documents creating exceptions to the title policy referred to in Section 5.2(c)(v).

               (vii) Matters Relating to Flood Hazard Properties. The Administrative Agent shall have received a flood hazard certification from the National Research Center, or any successor agency thereto, regarding each parcel of real property securing any portion of the Obligations.

               (viii) Surveys. The Administrative Agent shall have received copies of as-built surveys of a recent date of each parcel of real property to be Collateral under this Agreement, certified as of a recent date by a registered engineer or land surveyor. Each such survey shall be accompanied by an affidavit (a "Survey Affidavit") of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including without limitation, any encroachment (and the extent thereof in feet and inches) onto the property, or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established setback lines, building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by applicable laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement.

               (ix) Environmental Assessments. The Administrative Agent shall have received a Phase I environmental assessment and such other environmental reports reasonably requested by the Administrative Agent regarding each parcel of real property which is Collateral hereunder, which assessment shall be conducted by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions or liabilities in violation of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

               (x) Other Real Property Information. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

     (d)  Consents;  Defaults.

               (i) Governmental and Third Party Approvals. The Borrowers shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

               (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

               (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

     (e) Financial Matters.

               (i) Financial Statements. The Administrative Agent shall have received the most recent Consolidated financial statements of the Borrowers and their Subsidiaries, all in form and substance satisfactory to the Administrative Agent and dated for the period ending not earlier than July 31, 1999.

               (ii) Financial Condition Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrowers and each of their Subsidiaries are each Solvent, (B) the Borrowers' and the Sureties' payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers and their Subsidiaries setting forth on a pro forma basis the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof, (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results for the five (5) year period commencing on the date hereof; and (E) attached thereto is a calculation of the Applicable Margin pursuant to Section 4.1(c).

               (iii) Payment at Closing; Fee Letters. The Borrowers shall have paid the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(c).

     (f) Miscellaneous.

               (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrowers in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

               (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

               (iii) Due Diligence and Other Documents. The Borrowers shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent. Additionally, Administrative Agent (or its counsel) shall have undertaken such due diligence as the Administrative Agent deems necessary or advisable, with the results thereof being satisfactory to Administrative Agent and its counsel.

     SECTION 5.3 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit, whether on the date hereof or hereafter, or change or convert any interest rate hereunder, is subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, or issue date, as applicable:

          (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on: (i) the date Borrowers submit an Application, Notice of Borrowing, or Notice of Continuation/Conversion to Administrative Agent, and (ii) on the date of such continuation, conversation, borrowing or issuance, with the same effect as if made on such date; provided and except for any such warranty and representation which is not a continuing representation or warranty and which makes express reference to an earlier date.

          (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date, or (iii) on the date Borrowers submit a Notice of Continuation/Conversion, Notice of Borrowing, or Application.

          (c) Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the later of: (i) the Closing Date, or (ii) the latest borrowing hereunder or issuance of Letter of Credit.

          (d)  Notice  of  Borrowing,   etc.  The  Borrowers   shall  submit  to
Administrative Agent a Notice of Borrowing, or a Notice of Continuation/Conversation, or an Application, as the case may be, completed in accordance with the terms hereof, and, in the case of an Application or Notice of Borrowing, the Borrowers shall also submit a duly executed Officer's Compliance Certificate.

          (e) Additional Documents. The Borrowers shall, in addition to and in conjunction with any of the foregoing, submit such other documents, instruments, opinions, information, or certificates, as the Administrative Agent may, in the reasonable exercise of its discretion, so request.

          (f) The Bond Transaction. Prior to the issuance of any Letter of Credit in connection with the Bond Transaction, such agreements, documents, instruments, opinions, information, certificates or other matters as the Administrative Agent or the Lenders may require, and as are or may be customary in connection with the issuance of such a direct pay letter of credit in connection with industrial revenue bond financings.

                                   ARTICLE VI


     SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, and/or convert or continue the interest rate in effect from time to time, the Borrowers hereby represent and warrant to the
Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder, including, without limitation, any Extension of Credit or continuation or conversion of an interest rate, that:

     (a) Organization; Power; Qualification. Each of the Borrowers and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation or formation, has the power and authority to own their properties and to carry on their business as now being and hereafter proposed to be conducted and are duly qualified and authorized to do business in each jurisdiction in which the character of their properties or the nature of their business requires such qualification and authorization. The jurisdictions in which the Borrowers and their Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

     (b) Ownership. Each Subsidiary of the Borrowers as of the Closing Date is listed on Schedule 6.l(b). As of the Closing Date, the capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares of the Borrowers and their Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrowers and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance or purchase of capital stock of the Borrowers or their Subsidiaries, except as described on Schedule 6.1(b).

     (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers and their Subsidiaries has the right, power and authority and has taken all corporate and other action necessary to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which any of the Borrowers or Subsidiaries are a party. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrowers and each of their Subsidiaries which are a party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrowers or their Subsidiary which are a party thereto, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrowers or any of their Subsidiaries, or under any indenture, agreement or other instrument to which such Person is a party or by which any of their properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

     (e) Compliance with Law; Governmental Approvals. Each of the Borrowers and their Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of Borrowers' or their Subsidiaries' knowledge, threatened by any direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other material Applicable Laws relating to it or any of its respective properties or the businesses conducted by it, as such existed on the date hereof.

     (f) Tax Returns and Payments. Each of the Borrowers and their Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where such Borrower or Subsidiary has made adequate reserves therefor in accordance with GAAP and is diligently and in good faith contesting such tax, lien, charge or assessment. No Governmental Authority has asserted any Lien or other claim against the Borrowers or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved, except where such Borrower or Subsidiary has made adequate reserves therefor in accordance with GAAP and is diligently and in good faith contesting such tax, lien, charge or assessment. The charges, accruals and reserves on the books of the Borrowers and any of their Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the date of the last audit of the Borrowers and any of their Subsidiaries by any taxing authority are in the judgment of the Borrowers adequate, and the Borrowers do not anticipate any additional taxes or assessments for any of such years.

     (g) Intellectual Property Matters. Each of the Borrowers and their Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. To the best of the Borrowers' knowledge, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrowers nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h) Environmental  Matters

               (i) The properties owned, leased or operated by the Borrowers and their Subsidiaries, together with all properties which are the subject of any of the Collateral Assignments (herein, the "Properties") do not now contain, and to the best of their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws, or (B) could give rise to liability under applicable Environmental Laws;

               (ii) The Borrowers, each Subsidiary and such Properties and all operations conducted in connection therewith are in compliance, and to the best of the Borrowers' knowledge, have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such Properties or such operations which could interfere with the continued operation of such Properties or impair the fair saleable value thereof,

               (iii) Neither the Borrowers nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrowers or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

               (iv) To the best of the Borrowers' knowledge, Hazardous Materials have not been transported or disposed of to or from the Properties, in violation of, or in a manner, or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability under, any applicable
Environmental   Laws;

               (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which the Borrowers or any Subsidiary thereof is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrowers, any Subsidiary or such Properties or operations; and

               (vi) There has been no release, or to the best of the Borrowers' knowledge, threat of release, of Hazardous Materials at or from the Properties, now or, to the best of Borrowers' knowledge in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     (i) ERISA.

          (i) As of the Closing Date, neither the Borrowers nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

          (ii) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring disclosure under
Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (b) incurred any liability to the BPGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan, or (C) Multiemployer Plan.

     (j) Margin Stock. Neither the Borrower nor any subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended), and neither the Borrowers nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) Material Contracts. Schedule 6.1(1) sets forth a complete and accurate list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Other than as set forth in Schedule 6.1(1), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrowers and their Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(1) or any other Schedule hereto.

     (m) Employee Relations. Each of the Borrowers and their Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining Agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(m). The Borrowers knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of their Subsidiaries.

     (n) Burdensome Provisions. Neither the Borrowers nor any Subsidiary thereof is a party, to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which could reasonably be expected to have a Material Adverse Effect.

     (o) Financial Statements. The (i) Consolidated balance sheets and audited financial statements of the Borrowers and their Subsidiaries as of October 31, 1998, and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended, and (ii) unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of July 31, 1999 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities, and financial position of the Borrowers and their Subsidiaries as of such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (p) No Material Adverse Change. Since July 31, 1999, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrowers and each of their Subsidiaries will be Solvent.

     (r) Titles to Properties. Each of the Borrowers and their Subsidiaries has:
(i) such title to the real property owned by it as is necessary or desirable to the conduct of its respective business, and (ii) valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to Section 6.1(m), except that property which has been disposed of by the Borrowers or their Subsidiaries subsequent to such date, which dispositions have been in the ordinary course of business, pursuant to an arm's length transaction for fair market value, or as otherwise expressly permitted hereunder.

     (s) Liens. None of the properties and assets of the Borrowers or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code has been filed in any state or other jurisdiction against the Borrowers or any Subsidiary thereof, and no Borrower or Subsidiary has otherwise signed any financing or security agreement (whether of record or not), except as permitted or noted in
Section 10.3 hereof.

     (t) Debt and Guaranty Obligations. Schedule 6.l(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrowers and their Subsidiaries as of the Closing Date in excess of Two Thousand and 00/100 Dollars ($200,000.00). The Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrowers or their Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

     (u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or in any other way relating adversely to or affecting the Borrowers or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrowers or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrowers or their Subsidiaries is a party or by which the Borrowers or their Subsidiaries or any of their respective properties may be bound or which would require the Borrowers or their Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrowers or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to present the recipient with a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrowers or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrowers or their Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrowers are not aware of any facts which they have not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrowers can now foresee, could reasonably be expected to have a Material Adverse Effect.

     (x) Organizational Documents. The organizational documents (bylaws, charters, articles of incorporation, limited partnership agreements, operating agreements and any amendments thereto, etc.) of the Borrowers and their Subsidiaries, presented to the Administrative Agent and the Lenders prior to or concurrent with the date hereof, are the true, accurate, complete and current version of such documents, and the Borrowers shall not, nor shall they permit their Subsidiaries to, amend, alter or modify their organizational documents, except as may be otherwise permitted herein in connection with any Permitted
Acquisition  or  merger,   consolidation  or   reorganization.

     (y) Year 2000 Compliance. Borrowers have taken, and shall continue to take, all action necessary to ensure that their computer hardware, computer-based systems, and software (together with those of its Subsidiaries) are now, and shall be after December 31, 1999, able to effectively and accurately process data including dates and date sensitive functions (the "Year 2000 Problem"). Borrowers have also investigated the Year 2000 readiness of their key suppliers and vendors and have developed contingency plans, where necessary. Borrowers represent and warrant that the Year 2000 Problem will not have a Material

Adverse Effect on Borrowers' business condition (financial or otherwise), operations, properties, prospects or ability to repay any of the Obligations. Upon request, Borrowers shall provide assurances acceptable to Lender that Borrowers' computer systems and software are Year 2000 compliant. Borrower shall immediately advise Lender in writing of any material changes in Borrowers' Year 2000 plan, timetable or budget.

     SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders made after the date of this Agreement or any borrowing hereunder.

                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless Borrowers have obtained an amendment, waiver or consent, as applicable, in the manner set forth in Section 13.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule I, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 7.1 Financial  Statements and Projections.

     (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) Fiscal quarters on each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal quarter, and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the Fiscal quarter then ended, together with statements through that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, certified by the chief financial officer of the Borrowers to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

  Additionally, as soon as is available, but in no event later than forty-five (45) days after the end of the each fiscal quarter, the Borrowers shall present Administrative Agent with their Quarterly 10Q Report, together with all other schedules, documents, certificates and information which the Borrowers are required to submit to the Securities and Exchange Commission (or any successor agency thereto, the "SEC").

     (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Such statements shall be prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and shall be accompanied by a report thereon by such certified public accountants that is not qualified with respect to the scope of limitations imposed by the Borrowers o any of their Subsidiaries or with respect to accounting principles followed by the Borrowers or any of their Subsidiaries which are not in accordance with GAAP.

     Additionally,  as soon as is  available,  but in no event later than ninety
(90) days after the end of each Fiscal Year, the Borrowers shall present Administrative Agent with their Annual 10K Report, including a CPA Management letter prepared by a certified public accountant acceptable to Administrative Agent, together with all other schedules, documents, certificates, and information which the Borrowers are required to submit to the SEC.

     (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within ninety (90) days prior to the beginning of each Fiscal Year, a business plan of the Borrowers and their Subsidiaries for the ensuing five (5) Fiscal Years, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Borrowers to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrowers and their Subsidiaries for such five (5) Fiscal Year period.

     SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrowers in the form of Exhibit
F  attached  hereto  (an  "Officer's  Compliance   Certificate").

     SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

     (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) including the calculations prepared by such accountants required to establish whether or not the Borrowers and their Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as of the end of each respective period; and

     (c) including a fully executed copy of a letter from such accountants to the Borrowers (i) expressly acknowledging that a primary intent of the Borrowers (with respect to such statements) is for such accountants' examination and report with respect to such statements of the Borrowers to benefit or influence the Lenders (A) in connection with Extensions of Credit and other financial accommodations to the Borrowers from time to time, or (B) otherwise in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and/or enforcement of the Loan Documents, and (ii) expressly authorizing the Lenders to rely on the examination and report of such accountants with respect to the audited financial statements of the Borrowers as of and for such Fiscal Year then ending.

     SECTION 7.4 Other Reports.

     (a) Promptly upon receipt thereof, in addition to those reports which may be required pursuant to Section 7.1 (b) herein, copies of all reports, if any, submitted to the Borrowers or its Board of Directors by its independent certified public accountants in connection with their auditing and accounting function, including, without limitation, any management report and any management responses thereto; and

     (b) Such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrowers obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrowers or any Subsidiary thereof or any of their respective properties, assets or businesses in which, if adversely determined, could result in liability in an amount equal to or greater than One Hundred Thousand Dollars ($100,000);

     (b) any notice of any violation received by the Borrowers or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of a violation of any Environmental Laws;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrowers or any Subsidiary thereof,

     (d) any attachment, judgment, lien, levy or order exceeding $100,000 (whether individually or in the aggregate) that may be assessed against or threatened against the Borrowers or any Subsidiary thereof.

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Loan Documents or Material Contract to which the Borrowers or any of their Subsidiaries is a party or by which the Borrowers or any Subsidiary thereof or any of their respective properties may be bound;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (alone, with a copy thereof), (ii) all notices received by the Borrowers or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,
(iii) all notices received by the Borrowers or any ERISA Affiliate from a multi-employer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrowers obtaining knowledge or reason to know that any of the Borrowers or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (g) any event which makes any of the  representations  set forth in Section
6.1 inaccurate in any material  respect;  and

     (h) the occurrence of any Material Adverse Effect.

     SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.



     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless an amendment, waiver or consent, as applicable, has been obtained in the manner provided for in Section 13.11, the Borrowers will, and will cause each of their Subsidiaries to:

     SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain their separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

     SECTION 8.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously, conducted at all times.

     SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses, and as otherwise may be required by the Security Documents and Applicable Law. On the Closing Date, and from time to time thereafter, deliver to the Administrative Agent upon its request, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Additionally, upon the Administrative Agent's request, the Borrowers shall deliver to Administrative Agent such certificates as Administrative Agent may require; in each case listing the Administrative Agent, for and on behalf of the Lenders as the loss payee (without contribution), and providing that no amendment, modification, cancellation or termination shall be effective against Administrative Agent, unless the Administrative Agent shall have received thirty
(30) days prior written notice thereof.

     SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over them or any of their respective properties.

     SECTION 8.5 Payment and Performance of Obligations. Pay and discharge all Obligations under this Agreement and the other Loan Documents, and pay or discharge (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrowers or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5, so long as such contest is done in good faith, by proceedings diligently contested, and the Borrowers have established adequate reserves therefor in accordance with GAAP. SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business. SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of

     Section 8.6 Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

     SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants of the Properties, with all applicable Environmental Laws and obtain, maintain, comply with and ensure that all tenants and subtenants obtain, comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs an expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of or noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrowers or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemplover Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that the Borrowers or such Subsidiary may contest any such lease, agreement or other instrument, so long as such contest is conducted in good faith, through applicable proceedings diligently conducted, and provided Borrowers maintain adequate reserves therefore in accordance with GAAP.

     SECTION   8.10  Conduct  of  Business.   Engage  only  in   businesses   in
substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     SECTION 8.11 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect their properties; inspect, audit and make extracts from their books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with their principal officers, and their independent accountants, their business, assets, liabilities, financial condition, results of operations and business prospects. Notwithstanding the foregoing (and provided that no Event of Default has occurred and is continuing), the Borrowers shall be provided with reasonable advance notice of any discussions to be held with the Borrowers' independent accountants, and the Borrowers shall also be afforded the opportunity to participate and join in such discussions.

     SECTION 8.12 Additional Subsidiaries. In the event that, subsequent to the Closing Date, any Borrower shall acquire or create any new subsidiary, the Borrowers shall, within ten (10) days subsequent to such creation or acquisition, cause such Subsidiary to execute and deliver to Administrative
Agent:

     (a) duly executed Stock Pledge Agreements, or supplements thereto, such that all of the capital stock or other equity interests of such Subsidiary is pledged to the Administrative Agent for the benefit of, and on account of the Lenders;

     (b) such other documents, agreements, instruments and certificates as the Administrative Agent and the Lenders may reasonably request, to bind such Subsidiary to the terms and provisions of this Agreement, and to cause Subsidiary to pledge such Subsidiary's interests, if any, in the property given as Collateral for the payment and performance of the Obligations; and

     (c) favorable legal opinions addressed to the Administrative Agent and the Lenders in form and substance satisfactory to such entities, with respect to the Subsidiary's organizational status, and with respect to the documents, agreements and certificates delivered by such Subsidiary pursuant to the provisions of Section 8.12(a) and 8.12(b) herein.

     SECTION 8.13 Hedging Agreement. Within ninety (90) days of the Closing Date, the Borrowers agree to purchase interest rate protection, in the form of a Hedging Agreement, from one of the Lenders, or from some other Person not a party to this transaction; provided, however, in the event that the Borrowers purchase (to the extent not previously purchased) such protection from a non-party to this Agreement, (i) such Hedging Agreement must be in a form and substance satisfactory to all of the Lenders, all of whom shall evidence their consent or disapproval in writing, and (ii) the Administrative Agent shall have no obligation to allow such non-party to obtain any interest in the Collateral. At a minimum, any such Hedging Agreement shall provide interest rate protection covering at least fifty percent (50%) of the Aggregate Commitment, and shall be for a duration of at least three (3) years.

     SECTION 8.14 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                  ARTICLE IX.
                              FINANCIAL COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless an amendment, waiver or consent, as applicable, has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

     SECTION 9.1 Leverage Ratio: At any time, permit the ratio of Funded Debt to the sum of (i) Cash Flow plus, without duplication, (ii) Adjusted Cash Flow for all Permitted Acquisitions during the prior four quarters to exceed

     (a) 3.75 to 1.00, for the period commencing on the Closing Date and ending on October 31, 2002;

     (b) 3.00 to 1.00, for the period commencing on November 1, 2002 and ending on October 31, 2003; and

     (c) 2.25 to 1.00, for the period commencing on November 1, 2003 until the Termination Date.

     Additionally, in the event there shall occur any Permitted Acquisition, the Borrowers shall not, after giving effect to such Permitted Acquisition, permit the Funded Debt to the sum of (i) Cash Flow plus, without duplication, (ii) Adjusted Cash Flow for all Permitted Acquisitions during the prior four quarters to exceed, calculated as of the effective date of such Permitted Acquisition, on a proforma basis:

          (i) 3.50 to 1.00; for the period commencing on the Closing Date and ending on October 31, 2002;

          (ii) 2.75 to 1.00; for the period commencing on November 1, 2002, and ending on October 31, 2003; and

          (iii) 2.00 to 1.00, for the period commencing on November 1, 2003, until the Termination Date.

     SECTION 9.2 Fixed Charge Coverage Ratio: Permit the Fixed Charge Coverage ratio to be less than 1.25 to 1.00, measured as of the end of each fiscal quarter.

     SECTION 9.3 Interest Coverage Ratio: Permit the Interest Coverage ratio to be less than to 2.50 to 1.0 as of the end of each fiscal quarter.

     SECTION 9.4 Minimum Net Worth. The Borrowers shall maintain an initial minimum Net Worth equal to or greater than eleven million and 00/100 Dollars ($11,000,000). Commencing on November 1, 1999, and as of and for the end of each fiscal quarter thereafter, the Borrowers shall cause their Net Worth to increase by the sum of: (i) 75% of Borrowers' net income, as determined in accordance with GAAP, on a Consolidated basis, plus (ii) 100% of their equity issuances or pooling transactions; provided further, in the event net income for any such period is negative, the Borrowers shall not be entitled to subtract such shortfall from their calculation of, nor obligations regarding, minimum Net Worth.

                                   ARTICLE X.
                               NEGATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers have not and will not permit any of their Subsidiaries to:

     SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

     (a) the Obligations;

     (b) Debt incurred in connection with a Hedging Agreement (i) with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent or (ii) required pursuant to Section 8.13;

     (c) Subordinated Debt; provided that after giving effect to such Subordinated Debt issuance, Borrower's ratio of: (i) the sum of (A) Funded Debt plus (B) Subordinated Debt; divided by (ii) Cash Flow, shall not exceed 4.5 to 1.0, measured on a rolling, prior four (4) quarter basis.

     (d) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t), as the same may be renewed or refinanced (but not the increase of the aggregate principal amount thereof) thereof;

     (e) purchase money Debt of the Borrowers and their Subsidiaries in an aggregate amount not to exceed $1,000,000 on any date of determination; and

provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrowers to make any payment to the Borrowers or any of their Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.

     SECTION 10.2 Limitations on Guaranty Obligations. Create, incur, assume or suffer to exist any Guaranty Obligations except Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or

Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired, or which are being contested in good faith and by appropriate proceedings diligently contested, if adequate reserves are maintained by Borrowers to the extent required by GAAP;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings diligently contested, if Borrower maintains adequate reserves therefor in accordance with GAAP.

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $50,000 under customer service contracts;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (f) Liens not otherwise permitted under Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;

     (g) Liens securing Debt permitted under Section 10.1(e); provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired and (v) such Lien shall not prohibit the attachment or perfection of the Administrative Agent's or Lenders' Liens pursuant to this Agreement; and

     (h) Liens securing Debt, as and to the extent provided in Section 8.13 and 10.1(b).

     SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

     (a) investments not otherwise permitted by this Section 10.4 in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments not otherwise permitted by this Section 10.4 described on
Schedule 10.4;

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

     (c) investments by the Borrowers or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, provided such acquisition is a Permitted Acquisition. As used herein, an acquisition shall be deemed a Permitted Acquisition, provided the following conditions are satisfied:

          (i) The Purchase Price paid by the Borrowers in connection with such acquisition shall be less than $3,000,000 in connection with a single acquisition; or, in the event of more than one acquisition, said Purchase Price shall not exceed $10,000,000 in the aggregate during any four (4) rolling fiscal quarter period.


               In the event that the consideration proposed to be paid or assumed exceeds the aforementioned levels, the Borrowers must obtain prior written consent of the Required Lenders. Additionally, the Borrowers shall not pay any form of consideration, nor assume any liability, that is not a constituent part of the definition herein of Purchase Price.

          (ii) The Purchase Price for any acquisition shall not exceed six times the seller's most recent rolling four (4) quarters' Adjusted Cash Flow, and the cash paid for any acquisition shall not exceed four times the seller's most recent rolling four (4) quarters Adjusted Cash Flow.

          (iii)No Default or Event of Default exists at the proposed time of the acquisition, nor would any Default or Event of Default exist after giving effect to such acquisition.

          (iv) The Administrative Agent and each of the Lenders shall have received at least thirty (30) days prior written notice of any proposed acquisition.

          (v) The Lenders shall be satisfied with the nature and type of assets being acquired in connection with such acquisition, and shall be satisfied (both as to form and substance) with the Acquisition Documents governing such acquisition.

          (vi) No liabilities, either contingent or otherwise, shall be acquired by the Borrowers or the Subsidiaries in connection with such acquisition except for Permitted Assumed Liabilities.

          (vii)The Borrowers shall grant the Administrative Agent, for the ratable benefit of the Lenders, a first priority, perfected security interest in all property that the Borrowers acquire from the seller in connection with such acquisition.

          (viii)The Borrowers shall certify compliance with all financial covenants contained in this Agreement, on a pro forma basis after giving effect to the Permitted Acquisition, using historical Adjusted Cash Flow of the seller for the most recently ended fiscal quarter prior to the date of the proposed acquisition, as if the proposed acquisition had been consummated on the first day of such period.

     SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); provided, however in the event that no Default then exists or would exist after giving effect to any proposed transaction:

     (a) any Wholly-Owned Subsidiary of the Borrowers may merge with any other Wholly-Owned Subsidiary of the Borrowers;

     (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by
Section 10.4(c);

     (c) any Wholly-Owned Subsidiary of the Borrowers may wind-up into the Borrowers or any other Wholly-Owned Subsidiary of the Borrowers including, without limitation, the contemplated dissolution of A.M. Fridays, Inc., provided that the assets of A.M. Fridays, Inc. (if any) are transferred to one or more of the Borrowers, under and subject to the existing liens and security interest granted in favor of the Lenders; and

     (d) any of the Borrowers may merge with and into any other Person; provided the Borrower is the surviving entity, and the Administrative Agent's and Lenders' positions in the Loan Documents and Security Documents are not otherwise impaired.

     SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets in an amount in excess, whether individually or in the aggregate, Five Hundred Thousand and 00/100 Dollars ($500,000.00) (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired, except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of the Borrowers or any of their Subsidiaries; provided the aggregate fair market value of the assets sold does not exceed (in addition to the $500,000 amount set forth above in this Section 10.6) Seventy-five and 00/100 Dollars ($75,000.00) during any Fiscal Year;

     (c) the transfer of assets to the Borrowers or any Wholly-Owned Subsidiary of the Borrowers pursuant to Section 10.5(c); and

     (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of Borrowers' business in connection with the compromise or collection thereof.

     SECTION 10.7 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure; provided that:

     (a) the Borrowers or any Subsidiary may pay dividends in shares of its own capital stock; and

     (b) any Subsidiary may pay cash dividends to the Borrowers.

     SECTION 10.8 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 10.9 Transactions with Affiliates. Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 10.10 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

     SECTION 10.11 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

     SECTION 10.12 Restrictive Agreements. Enter into any agreement which contains any negative pledge on assets, or which restricts, limits or otherwise encumbers Borrowers ability to incur Liens on or with respect to any of its assets or properties.

     SECTION 10.13 Capital Expenditures. The Borrowers shall not during any Fiscal Year, on a Consolidated basis, make any Capital Expenditures, whether for cash, credit, exchange or on any other terms, to the extent that the consideration for such Capital Expenditures is greater than 1.0 times the Borrowers' annual depreciation expense.

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

     SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

     (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers or any of their Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto (including representations and warranties that, by operation of this Agreement, are deemed to be re-affirmed upon the occurrence of certain events and conditions), shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants. The Borrowers shall default in the performance or observance of any covenant or agreement contained in Section 7.5(e) or Articles VIII, IX or X of this Agreement.

     (e) Default in Performance of Other Covenants and Conditions. The Borrowers or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of ten (10) days after written notice thereof has been given to the Borrowers by the Administrative Agent, except with respect to the covenants set forth in Sections 7.1 and 7.2, with respect to which such default need only be continuing for a period of ten
(10) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (f) Hedging Agreement. Any termination payment shall be due by the Borrowers under any Hedging Agreement, after the expiration of any notice and cure period, if any, and such amount is not paid within three (3) Business Days of the due date thereof.

     (g) Debt  Cross-Default.  The Borrowers or any of their Subsidiaries shall:
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $50,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $100,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity.

     (h) Other Cross-Defaults. The Borrowers or any of their Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract; provided and except, the foregoing shall not apply so long as the existence of any such default is being contested by the Borrowers or such Subsidiary in good faith by appropriate proceedings diligently conducted, and adequate reserves in respect thereof have been established on the books of the Borrowers or such Subsidiary to the extent required by GAAP.

     (i) Change in Control. There shall occur a Change in Control.

     (j) Voluntary Bankruptcy Proceeding. The Borrowers or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrowers or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrowers or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrowers or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (m) Termination Event. The occurrence of any of the following events: (i) the Borrowers or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrowers or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrowers or any ERISA Affiliate as employers under one or more Multiemployer Plans, makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

     (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $200,000 in any Fiscal Year shall be entered against the Borrowers or any of their Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

     (o) Loss of Revenue. Should the Borrowers lose any broker, distributor or customer which, for the most recent twelve month period (measured back from the end of the most recent calendar month) accounted for fifteen percent (15%) or more of the Borrowers' gross revenue for such period unless, within 45 days of receiving notice or obtaining knowledge of such termination, the Borrowers shall provide to the Administrative Agent projections (satisfactory to the Lenders) indicating that such lost revenues will not cause or result in a Default or Event of Default (it being understood that such projections shall include, among other items, a compliance certificate showing the anticipated effect of such loss on the Borrowers' revenues, and such projections contain assumptions satisfactory to the Lenders).

     SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

     (a) Acceleration, Termination of Facilities. Declare the principal of and interest on the Loans, the Notes, the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

     (b) Letters of Credit. With respect to all Letters of Credit which have not been presented for honor at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate unexpired amount of such Letters of Credit, which are outstanding, but have not yet been drawn on or presented for payment. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

     (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

     SECTION 11.3 Default Remedies. Upon the occurrence of a Default, which is not also an Event of Default, and until the Borrowers cure such Default (if permitted), the Administrative Agent may, in its sole discretion: (i) immediately suspend Borrowers' rights under this Agreement to borrow under any Note or apply for the issuance of any Letter of Credit or other Extension of Credit, and to the extent that the Borrower has previously submitted an Application, yet the Issuing Lender has not presented the Letter of Credit to the applicable beneficiary for the beneficiary's account, the Issuing Lender need not present such Letter of Credit to the beneficiary until such Default is cured, if permitted, and (ii) immediately suspend Borrowers' rights to request a continuation or conversion of any interest rate. The Administrative Agent shall be entitled to exercise such remedies without presentment, demand, protest or other notice of any kind to Borrowers, all of which are hereby expressly waived.

     SECTION  11.4  Rights  and  Remedies  Cumulative;   Non-Waiver;   Etc.  The
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy allowed hereunder, under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude another or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                            THE ADMINISTRATIVE AGENT

     SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lenders under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents together with such other powers as are reasonably incidental thereto. Any provision elsewhere in this Agreement or such other Loan Documents to the contrary notwithstanding, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Agreement shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.


     SECTION 12.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care; provided, however, that the Administrative Agent shall be responsible if the Borrowers provide prompt written notice to the Administrative Agent of any dereliction in the performance of any such delegated duties which the Administrative Agent, in its sole discretion, deems to be curable, and with respect to which the Administrative Agent fails to use reasonable efforts to cure such dereliction by any such agent or attorney-in-fact.

     SECTION 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's or entities' own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or of any officer thereof, whether contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or the other Loan Documents, nor for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents, nor for any failure of the Borrowers or any of their Subsidiaries to perform its obligations hereunder or thereunder. Outside of Administrative Agent's general duties hereunder, and excepting Administrative Agent's gross negligence or willful misconduct (and that of its employees, agents, Affiliates, Subsidiaries, officers and attorneys in fact), the Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

     SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section l3.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive the advice or concurrence of the Required Lenders as the Administrative Agent deems appropriate, or shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by Administrative Agent's taking or continuing any such action; provided and except the Administrative Agent shall not be indemnified for Administrative Agent's own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender, the Borrowers, or any third party submitting reports and statements pursuant to this Agreement, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided further that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem necessary or advisable, or in the best interests of the Lenders, to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders notwithstanding.

     SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make the Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action  under  this  Agreement  and the other Loan  Documents,  and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the
Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries, which information may come into the possession of the Administrative Agent or any of its respective officers, directors, employees,
agents,   attorneys-in-fact,    Subsidiaries   or   Affiliates.

     SECTION 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, attorneys fees, or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the termination of this Agreement and the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

     SECTION 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it, any Note issued to it, and any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "'Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 12.9 Resignation of the Administrative Agent: Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring, Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1 Notices.

     (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.


          If to the Borrowers:    Vermont Pure Springs,  Inc.
                                  Catamount Industrial Park
                                  Route 66, P.O. Box C
                                  Randolph Center, VT 05060
                                  Attention:  Bruce MacDonald,
                                  Chief Financial  Officer
                                  Telephone No.: (802) 728-3600
                                  Telecopy No.:(802) 728-4614

          With copies to:         Ledgewood Law Firm
                                  521 Locust Street
                                  Philadelphia, PA 19102
                                  Attention:  Kevin F. Berry, Esquire
                                  Telephone No.:  (215) 731-9450
                                  Telecopy No.:  (215) 735-2513

          If to First Union as
          Administrative Agent:   First Union National Bank
                                  PA 4848
                                  1339 Chestnut Street
                                  Philadelphia, PA  19107
                                  Telephone No.: (215) 786-2161
                                  Telecopy No.: (215) 786-8448
                                  Attention:  David W. Mills, Vice President

          With copies to:         Stradley, Ronon, Stevens & Young, LLP
                                  2600 One Commerce Square
                                  Philadelphia, PA  19103
                                  Attention: Paul A. Patterson, Esquire
                                  Telephone No.: (215) 564-8000
                                  Telecopy No.: (215) 564-8120

          If to any Lender:       To the Address set forth on Schedule 1 hereto

     (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders as provided for herein, as the Administrative Agent's Office referred to herein, to which payments are to be made and at which Loans will be disbursed and Letters of Credit issued.

     SECTION 13.2 Expenses; Indemnity. The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution, negotiation and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including, without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under this Agreement, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's an consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers, against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured. The Administrative Agent and the Lenders shall incur no penalties, nor be responsible for the payment of any fees, costs, expenses or "breakage" costs on account of exercising such remedies and such setoff; the foregoing being the sole responsibility of the Borrowers. SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflicts or choice of law principles thereof.

     SECTION 13.5 Consent to Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Philadelphia County, Pennsylvania, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of themselves or their property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their properties in the courts of any other jurisdictions.

     SECTION  13.6  Binding  Arbitration;  Waiver  of Jury  Trial.

     (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document, all Disputes shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Philadelphia, Pennsylvania. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

     (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWERS HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, AND THE INTERPRETATION THEREOF.

     (c) Preservation of Certain Remedies. The preceding binding arbitration provisions, notwithstanding, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other Collateral or security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. SECTION

     13.7 Reversal of Payments. To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders, or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 13.8 Injunctive Relief, Punitive Damages.

     (a) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, Lenders and Borrowers (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive, consequential, special or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive, consequential, special or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION  13.10  Successors  and  Assigns;  Participations.

     (a) Benefit of Agreement. This Agreement shall be binding, upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, or any part of the indebtedness evidenced thereby, and their respective successors and assigns; provided, however, the Borrowers shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Assignment by Lenders. Each Lender may, with the consent of the Borrower (which consent shall only be required provided that no Default or Event of Default has occurred) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit owing to such Lender and the Notes held by such Lender); provided that:

          (i) each such assignment shall be of an equivalent, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Notes or Letters of Credit subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon such Lender's delivery of the Assignment and Acceptance to the Administrative Agent; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning and assuming Lender thereunder confirm to and agree with each other and the other parties hereto to be bound by the terms and provisions of this Agreement, to the extent set forth in such Assignment and Acceptance.

     (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amounts of the Commitment and the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time upon reasonable prior notice.

     (e) Issuance of New Notes. Upon its receipt of a completed Assignment and Acceptance executed by the Borrowers, the assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

          (i)  accept  such   Assignment   and   Acceptance;

          (ii) record the information  contained therein in the Register;

          (iii)give prompt notice thereof to the Lenders and the Borrowers;  and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance; together with a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender; provided however, the new Note or Notes may contain such language as the assigning Lender, the Administrative Agent, or the Eligible Assignee may in the reasonable exercise of its discretion, deem necessary to preserve the priority of the security interest in the Collateral which is security for the Obligations. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

     (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

          (i) each such participation shall be in an amount not less than $5,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

         (vii) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lende by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

     (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.7); (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation; (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation; (d) reduce the principal amount of any Loan or Reimbursement Obligation; (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation; (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower's rights and obligations hereunder; (g) release any material portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document); or (h) amend the provisions of this Section 13.11 or the definition of Required Lenders; unless each of the Lenders has given their prior written consent to the course of action proposed to be taken in (a) through (h) hereof. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

     SECTION 13.12 Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at its sole cost and expense.

     SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or this Agreement has not been terminated.

     SECTION 13.14 Survival of Indemnities. Any termination of this Agreement notwithstanding, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid, performed and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     SECTION 13.19 Inconsistencies with Other Documents; Independent Effect of Covenants. (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, however, that any provision of the Security Documents which imposes additional burdens on the Borrowers or their Subsidiaries or further restricts the rights of the Borrowers or their Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and such provisions shall be given full force and effect.

     (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect.

Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

     SECTION 13.20 Amendment and Restatement. This Agreement is an amendment and restatement of the Original Agreement between the Borrowers and First Union, and it is not intended to be, nor shall it be construed as, a novation of the Borrowers' responsibilities and obligations to First Union pursuant to the Original Agreement. It is specifically acknowledged and agreed that the security interests and rights granted to First Union pursuant to the Original Agreement, are to continue in full force and effect (except to the extent, if any, modified herein), and the priority and perfection of all such security interests in the Collateral shall continue to date from the dates originally established in connection with the Original Agreement.

     (Remainder of page intentionally left blank - signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)


ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President


(Corporate Seal)

                                           FIRST UNION NATIONAL BANK,
                                           as Administrative Agent and Lender



                                           By:________________________________
                                           Name:  David W. Mills
                                           Title:  Vice President


                                           KEYBANK NATIONAL ASSOCIATION,
                                           as Lender



                                           By:________________________________
                                           Name:  John W. Kingston
                                           Title:  Senior Vice President

                                   Schedule 1
                           (Lenders and Commitments)

LENDER                                COMMITMENT
                                      PERCENTAGE                   COMMITMENT
First Union National Bank
PA 4848
1339 Chestnut Street
Philadelphia, PA  19107
Attn:
Telephone No.: (215) 786-2161
Telecopy No.: (215) 786-8448              60%                      $15,000,000


KeyBank National Association
149 Bank Street
P.O. Box 949
Burlington, VT
Telephone No.: (802) 660-4474
               (800) 642-5154
Telecopy No.: (802) 864-6908              40%                      $10,000,000

                                  EXHIBIT A-1
                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
          VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.,
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent


                         FORM OF REVOLVING CREDIT NOTE



                             REVOLVING CREDIT NOTE

$15,000,000                                                    January 28, 2000

     FOR VALUE RECEIVED, the undersigned, VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), promise to pay to the order of First Union National Bank (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated or otherwise modified, the "'Credit Agreement") among the Borrowers, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

     This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

     After the occurrence of an Event of Default, as defined in the Credit Agreement, each of the Borrowers jointly and severally irrevocably authorizes and empowers any attorney or any clerk of any court of record to appear for and confess judgment against any one or more of the Borrowers for such sums as are due owing under this Note, with our without declaration, with costs of suit, without stay of execution and with an amount not to exceed the greater of fifteen percent (15%) of the principal amount owing under this Note, or Five Thousand Dollars ($5,000) added for collection fees. If a copy of this Note, verified by affidavit by or on behalf of the Lender shall have been filed in such action, it shall not be necessary to file the original with this Note. The authority granted under the warrant of attorney to confess judgment shall not be exhausted by the initial exercise thereof, and may be exercised by the Lender from time to time.

     IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note under seal as of the day and year first above written.



ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)


ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President



(Corporate Seal)

                             REVOLVING CREDIT NOTE
$10,000,000                                                    January 28, 2000


     FOR VALUE RECEIVED, the undersigned, VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), promise to pay to the order of KeyBank National Association (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated or otherwise modified, the "'Credit Agreement") among the Borrowers, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

     This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

     After the occurrence of an Event of Default, as defined in the Credit Agreement, each of the Borrowers jointly and severally irrevocably authorizes and empowers any attorney or any clerk of any court of record to appear for and confess judgment against any one or more of the Borrowers for such sums as are due owing under this Note, with our without declaration, with costs of suit, without stay of execution and with an amount not to exceed the greater of fifteen percent (15%) of the principal amount owing under this Note, or Five Thousand Dollars ($5,000) added for collection fees. If a copy of this Note, verified by affidavit by or on behalf of the Lender shall have been filed in such action, it shall not be necessary to file the original with this Note. The authority granted under the warrant of attorney to confess judgment shall not be exhausted by the initial exercise thereof, and may be exercised by the Lender from time to time.

     IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note under seal as of the day and year first above written.

ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)


ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President

(Corporate Seal)

                                   EXHIBIT B
                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
          VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.,
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent

                          FORM OF NOTICE OF BORROWING

                              NOTICE OF BORROWING

                           Dated as of______________



First Union National Bank,
PA 4848
1339 Chestnut Street
Philadelphia, PA  19107
Attention:_____________________
Telephone No.: (215) 786-2161
Telecopy No.: (215) 786-8448

Ladies and Gentlemen:


     This irrevocable Notice of Borrowing is delivered to you under Section 2.3(a) of the Credit Agreement dated as of , 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

     1. The Borrowers hereby request that the Lenders make a Revolving Credit Loan to the Borrowers in the aggregate principal amount of $ . [Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.]

     2. The Borrowers hereby requests that such Loan be made on the following Business Day: . [Complete with a Business Day in accordance with Section 2.2(a) of the Credit Agreement.]

     3. The Borrowers hereby requests that the Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Margin, if applicable, as set forth below:

Component of Loan   Interest Rate    Interest Period      Termination Date for
                                     (LIBOR Rate only)    Interest Period (if
                                                          applicable)

                    Base Rate or
                    LIBOR Rate


     4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

     6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing on behalf of the Borrowers this day of , .

ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)


ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President


(Corporate Seal)

                                   EXHIBIT C
                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
           VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent

                     FORM OF NOTICE OF ACCOUNT DESIGNATION

                         NOTICE OF ACCOUNT DESIGNATION
                            Dated as of:____________



First Union National Bank, as Administrative Agent
PA 4848
1339 Chestnut Street
Philadelphia, PA  19107
Attention:
Telephone No.: (215) 786-2161
Telecopy No.: (215) 786-8448

Ladies and Gentlemen:

     This Notice of Account Designation is delivered to you under Section 2.2(b) of the Credit Agreement dated as of , 1999 (as amended, restated or otherwise modified, the "Credit Agreement") by and among, VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

     1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                      ___________________________________
                      ABA Routing Number:________________
                      Account Number:____________________

     2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Notice of Account Designation this _____day of _______________, _____.


ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)

ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President

(Corporate Seal)

                                   EXHIBIT D
                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
           VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent

                          FORM OF NOTICE OF PREPAYMENT

                              NOTICE OF PREPAYMENT
                            Dated as of:_____________


First Union National Bank, as Administrative Agent
PA 4848
1339 Chestnut Street
Philadelphia, PA  19107
Attention:
Telephone No.: (215) 786-2161
Telecopy No.: (215) 786-8448

Ladies and Gentlemen:

     This irrevocable Notice of Prepayment is delivered to you under Section 2.3(c) of the Credit Agreement dated as of , 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among, VERMONT PURE
HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

     1. The Borrowers hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: . (Complete with an amount in accordance with Section 2.3 of the Credit Agreement.)

     2. The Loan to be prepaid is a  Revolving  Credit  Loan.

     3. The Borrowers shall repay the above-referenced Loans on the following Business Day: . (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to any Base Rate Loan that is a Revolving Credit Loan and three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan that is a Revolving Credit Loan.)

     4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Notice of Prepayment this _____day of ____________, ______.


ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)

ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President


(Corporate Seal)

                                   EXHIBIT E
                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
           VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

                       NOTICE OF CONVERSION/CONTINUATION
                         Dated as of:_________________


First Union National Bank, as Administrative Agent
PA 4848
1339 Chestnut Street
Philadelphia, PA  19107
Attention:
Telephone No.: (215) 786-2161
Telecopy No.: (215) 786-8448

Ladies and Gentlemen:

     This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Credit Agreement dated as of , , 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

     1. This Notice is submitted for the purpose of. (Check one and complete applicable information in accordance with the Credit Agreement.)

     *    Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan


     (a)  The aggregate  outstanding  principal  balance of such Loan is $ .

     (b)  The  principal  amount  of such  Loan to be  converted  is $ .

     (c)  The requested effective date of the conversion of such Loan is , .

     (d) The requested Interest Period applicable to the converted Loan is months.

     *    Converting  a portion of LIBOR Rate Loan into a Base Rate Loan

     (a)  The aggregate  outstanding  principal  balance of such Loan is $ .

     (b)  The last day of the current  Interest  Period for such Loan is , .

     (c)  The  principal  amount  of such  Loan to be  converted  is $ .

     (d)  The requested  effective  date of the conversion of such Loan is , .

     *    Continuing  all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan


     (a)  The aggregate  outstanding  principal  balance of such Loan is $ .

     (b)  The last day of the current  Interest  Period for such Loan is , .

     (c)  The  principal  amount  of such  Loan to be  continued  is $ .

     (d)  The requested  effective date of the  continuation of such Loan is , .

     (e) The requested Interest Period applicable to the continued Loan is _______ months.

     2. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

     4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN  WITNESS   WHEREOF,   the  undersigned  have  executed  this  Notice  of
Conversion/ Continuation this ____day of ________________, _____.

ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)


ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President

(Corporate Seal)

                                   EXHIBIT F

                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
           VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                        OFFICER'S COMPLIANCE CERTIFICATE


     The undersigned, on behalf of VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), hereby certify to the Administrative Agent and the Lenders each as defined in the Credit Agreement referred to below, as follows:

     1. This Certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement dated as of , 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrowers, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     2. I have reviewed the financial statements of the Borrowers and their Subsidiaries dated as of and for the period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrowers and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers and their Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, is taking and proposes to take with respect thereto].

     4. The Applicable Margin and calculations determining such figure are set forth on the attached Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

     WITNESS the following signatures as of the____day of __________,____.

ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)

ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President


(Corporate Seal)

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate

                                   EXHIBIT G
                                       to
                                Credit Agreement
                         dated as of January 28, 2000,
                                  by and among
           VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC.
                                 as Borrowers,
                           the Lenders party thereto,
                                      and
                           First Union National Bank,
                            as Administrative Agent

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                           ASSIGNMENT AND ACCEPTANCE
                         Dated as of:__________________


     Reference is made to the Credit Agreement dated as of , 1999 as amended, restated or otherwise modified (the "Credit Agreement") by and among VERMONT PURE HOLDINGS, LTD. and VERMONT PURE SPRINGS, INC. (the "Borrowers"), the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     _______________________ (the "Assignor") and _________________________ (the
"Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a % interest in and to all of the Assignor's interest, rights and obligations with respect to its Revolving Credit Commitment and Revolving Credit Loans (including such percentage of the outstanding L/C Obligations) and the Assignor thereby retains % of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.10 of the Credit Agreement.

     2. The Assignor (i) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is %, the outstanding balances of its Revolving Credit Loans (including its Revolving Credit Commitment Percentage of the outstanding L/C Obligations) (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement is $ ; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (iv) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrowers exchange such Revolving Credit Note for new Revolving Credit Notes payable to each of the Assignor and the Assignee as follows:

     Revolving Credit Note
     Payable to the Order of:            Principal Amount of Note:

     _______________________             $_______________________
     _______________________             $_______________________

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender;
(vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 13.10(g) of the Credit Agreement; and (viii) includes herewith for the Administrative Agent the two forms required by Section 4.11(e) of the Credit Agreement (if not previously delivered).

     4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Borrowers and the Administrative Agent and acceptance and recording in the Register.

     5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     WITNESS the following signatures as of the _______ day of ______, ________.


                                             ASSIGNOR:



                                             By:______________________________
                                             Title:___________________________


                                             ASSIGNEE:


                                             By:______________________________
                                             Title:___________________________

Acknowledged and Consented to on behalf of the Borrowers:

ATTEST:                                    VERMONT PURE HOLDINGS, LTD.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President




(Corporate Seal)


ATTEST:                                    VERMONT PURE SPRINGS, INC.,
                                           as Borrower



By:_______________________________         By:________________________________
Name:    Bruce MacDonald                   Name:   Timothy Fallon
Title:   Chief Financial Officer and       Title:  Chief Executive Officer and
         Secretary                                 President


(Corporate Seal)


Consented to and Accepted by:

FIRST UNION NATIONAL BANK,
as Administrative Agent




By:_______________________________
Name:_____________________________
Title:____________________________

                                   Schedule 1
                                       to
                           Assignment and Acceptance

1.   Effective Date                                __________________,  _____

2.   Assignor's Interest Prior to Assignment

     (a)  Revolving Credit Commitment Percentage                      _______%

     (b)  Outstanding balance of Revolving Credit Loans        $_____________

     (c)  Outstanding balance of Assignor's Revolving
          Credit Commitment Percentage of the L/C
          Obligations                                          $_____________

 3. Assigned Interest (from Section
          1) of Revolving Credit Loans                               _______%


4.   Assignee's Extensions of Credit After Effective Date

     (a)  Total outstanding  balance of Assignee's
          Revolving Credit Loans (line 2(b) times line 3)      $_____________

     (b)  Total  outstanding  balance of Assignee's
          Revolving Credit Commitment Percentage of
          the L/C Obligations (line 2(c) times line 3)         $_____________

5.   Retained Interest of Assignor after Effective Date


     (a)  Retained  Interest (from  Section 1) of Revolving
          Credit  Commitment Percentage                       $______________

     (b)  Outstanding balance of Assignor's Revolving
          Credit Loans (line 2(b) times line 5(a))            $______________

     (c)  Outstanding balance of Assignor's Revolving
          Credit Commitment Percentage of L/C Obligations
         (line 2(c) times line 5(a))                          $______________

6.   Payment Instructions

(a)      If payable to Assignor, to the account of Assignor to:


                _______________________________________________
                _______________________________________________
                ABA No.:_______________________________________
                Account Name:__________________________________
                Account No.:___________________________________
                Attn:__________________________________________
                Ref:___________________________________________

(b)      If payable to Assignee, to the account of Assignee to:

              _______________________________________________
                _______________________________________________
                ABA No.:_______________________________________
                Account Name:__________________________________
                Account No.:___________________________________
                Attn:__________________________________________
                Ref:___________________________________________